Exhibit 99.1

501 Elliott Ave. W. #400 Seattle, WA 98119	T 206.312.7100 F 206.272.4010

Cell Therapeutics Provides Monthly Information

at Request of CONSOB

April 29, 2011 Seattle — Cell Therapeutics, Inc. (the “Company” or “CTI”) (NASDAQ and MTA: CTIC) is providing the information herein pursuant to a request from the Italian securities regulatory authority, CONSOB, pursuant to Article 114, Section 5 of the Unified Financial Act, that the Company issue at the end of each month a press release providing a monthly update of certain information relating to the Company’s management and financial situation. However, the Company also directs its Italian shareholders to the Italian language section of its website at www.celltherapeutics.com/italiano, where more complete information about the Company and its products and operations, including press releases issued by the Company, as well as the Company’s U.S. Securities and Exchange (“SEC”) filings and the Listing Prospectus authorized to be published by CONSOB, can be found. The information provided below is qualified in its entirety by reference to such information. Please note that all the information disclosed in this press release primarily refers to the period March 1, 2011 through March 31, 2011 except as otherwise expressly noted.

Provisional financial information as of March 31, 2011 and EBITDA

The following information concerns the Company’s provisional (unaudited) results for the month ended March 31, 2011.

www.CellTherapeutics.com

Such financial information represents estimates that are based on assumptions the occurrence of which depends on circumstances relating to the Company and the macroeconomic situation, and which assumptions might or might not occur.

The following table reports the Estimated Indication of a few relevant items referring to the statements of operations for the month ended March 31, 2011:

Estimated financial data of the Company for the month ended March 31, 2011

The estimated and unaudited financial data of the Company as of March 31, 2011 compared with those for the previous month are shown below (amounts in thousands of U.S. dollars):

	February 28, 2011	March 31, 2011
Net revenue	$—	$—
Operating income (expense)	$(5,653)	$(9,941)

Profit /(Loss) from operations	$(5,653)	$(9,941)
Other income (expenses), net	$80	$549
Preferred Stock:
-Deemed Dividend	$—	$(31,283)

EBITDA	$(5,573)	$(40,675)

Depreciation and amortization	$(147)	$(150)

Amortization of debt discount and issuance costs	$(10)	$(148)

Interest expense	$(117)	$(155)

Net profit /(loss) attributable to common shareholders	$(5,847)	$(41,128)

Estimated Research and Development expenses were $2.4 million and $7.1 million for the months of February 2011 and March 2011, respectively.

www.CellTherapeutics.com

Net Financial Standing

The following table reports the estimated and unaudited net financial standing of the Company as of February 28, 2011 and March 31, 2011, including the separate indication of the total financial needs, regarding debts expiring less than 12 months ahead (current portion). The relevant financial data are compared with those for the previous month (amounts in thousands of U.S. dollars).

Net Financial Standing	February 28, 2011	March 31, 2011
Cash and cash equivalents	$32,270	$43,814

Long term obligations, current portion	$(1,718)	$(1,715)
Convertible senior notes	$(22,308)	$(22,445)
Net Financial Standing, current portion	$8,244	$19,654

Long term obligations, less current portion	$(4,233)	$(4,010)
Net Financial Standing, less current portion	$(4,233)	$(4,010)
Net Financial Standing	$4,011	$15,644

The total estimated and unaudited net financial position of the Company as of March 31, 2011 was approximately positive $15,644 (in thousands of U.S. dollars).

The Company’s 7.5% Convertible Senior Notes with a maturity date of April 30, 2011 (the “7.5% Notes”) and 5.75% Convertible Senior Notes with a maturity date of December 15, 2011 come due within the next twelve months.

The Company had no debt that matured during the month of March 2011. In the event the holders of the 7.5% Notes elect to convert the 7.5% Notes into shares of common stock, the Company has reserved sufficient authorized shares of the Company’s common stock, no par value per share (the “Common Stock”), to complete the conversion. If the holders of the 7.5% Notes do not elect to convert the 7.5% Notes on or prior to the maturity date, then the Company currently intends to pay the holders the outstanding principal amount and accrued unpaid interest of the 7.5% Notes. As of April 29, 2011, the principal amount outstanding on the 7.5% Notes was $10.25 million.

Outstanding notes and preferred shares

The following tables disclose information about the Company’s outstanding convertible senior notes as of March 31, 2011, compared with the same information as of February 28, 2011, and the Company’s outstanding non-convertible Series 8 preferred stock as of March 31, 2011, compared with the same information as of February 28, 2011:

www.CellTherapeutics.com

Convertible Notes–March 31, 2011

Description	Maturity/ Redemption Date	Principal/ Aggregated Stated Value Outstanding as of February 28, 2011($)	Number of Common Stock Reserve as of February 28, 2011	Principal/ Aggregated Stated Value Outstanding as of March 31, 2011($)	Number of Common Stock Reserve as of March 31, 2011
7.5% Convertible Senior Notes	30-Apr-11	$10,250,000	122,620	$10,250,000	122,620
5.75% Convertible Senior Notes	15-Dec-11	$10,913,000	363,766	$10,913,000	363,766

Totals		$21,163,000	486,386	$21,163,000	486,386

Preferred Stock–March 31, 2011

Description	Principal/Aggregated Stated Value Outstanding as of February 28, 2011 ($)	Number of Preferred Shares outstanding as of February 28, 2011	Principal/Aggregated Stated Value Outstanding as of March 31, 2011 ($)	Number of Preferred Shares outstanding as of March 31, 2011
Series 8 Non-Convertible Preferred Stock*	$25,000,000	25,000	—	—

Totals	$25,000,000	25,000	—	—

*	The shares of Series 8 Non-Convertible Preferred Stock accrued annual dividends at the rate of 10% from the date of issuance, payable in additional shares of Series 8 Non-Convertible Preferred Stock. As described below, on March 21, 2010, the shares of Series 8 Non-Convertible Preferred Stock were redeemed and ceased to accrue dividends.

As previously announced, (i) in January 2011, the Company issued shares of Series 8 Non-Convertible Preferred Stock, no par value per share (the “Series 8 Preferred Stock”), to a single holder (the “Holder”) in a transaction pursuant to which the Company also issued to the Holder warrants and an additional investment right (the “January Offering”) and (ii) in February 2011, the Company agreed to issue shares of Series 10 Non-Convertible Preferred Stock, no par value per share (the “Series 10 Preferred Stock”), to the Holder in a transaction pursuant to which the Company also issued to the Holder warrants and an additional investment right (the “February Offering”). As of February 28, 2011, 25,000 shares of Series 8 Preferred Stock were outstanding and no shares of Series 10 Preferred Stock were outstanding. On March 4, 2011, 24,957 shares of Series 10 Non-Convertible were outstanding upon the effectiveness of the Company’s Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation filed with the Secretary of State of the State of Washington on March 3, 2011, which established the Series 10 Non-Convertible Preferred Stock. The shares of Series 10 Preferred Stock accrued annual dividends at a rate of 10% from the date of issuance, payable in additional

www.CellTherapeutics.com

shares of Series 10 Preferred Stock. As announced on March 22, 2011, the Company elected to redeem (the “Redemption”) all its outstanding shares of Series 8 Preferred Stock and Series 10 Preferred Stock (such Series 8 Preferred Stock, together with the Series 10 Preferred Stock, the “Redeemed Preferred Stock”) effective March 21, 2011 (the “Redemption Date”). When exercising the warrants and additional investment rights issued to the Holder in the January Offering and February Offering, the Holder issued fully secured recourse notes to the Company (the “Notes”). The Company did not use any cash in connection with the Redemption. Instead, all shares of Redeemed Preferred Stock, including any shares of Redeemed Preferred Stock representing accrued and unpaid dividends, was redeemed by offset against all of the outstanding Notes (plus accrued interest thereon) held by the Company, and all of the outstanding Notes were cancelled. After the Redemption Date, dividends on the Redeemed Preferred Stock ceased to accrue, the Redeemed Preferred Stock is no longer outstanding and all rights of the Holder in respect of the Redeemed Preferred Stock terminated.

Debt Restructuring Program

In March 2011, the Company neither issued any new debt instruments nor bought any debt instruments already issued by the Company. The Company believes it is in compliance with the covenants on each series of its outstanding convertible notes.

Regulatory Matters and Products in Development

Pixantrone

On March 3, 2011, the Company announced that it has met with officials of the U.S. Food and Drug Administration’s (“FDA”) Office of New Drugs (“OND”) and presented its arguments supporting the Company’s belief that the data contained in its New Drug Application (“NDA”) for pixantrone support the conclusion that pixantrone is effective for its planned use. The Company anticipates a decision from the OND regarding the appeal during the second quarter of 2011. On March 21, 2011, the Company announced that it has initiated its randomized pivotal trial of pixantrone for the treatment of relapsed or refractory diffuse large B-cell lymphoma (“DLBCL”). The clinical trial, referred to as PIX-R or the PIX 306 trial, is now open to patient enrollment.

Products in development

On March 14, 2011, the Company announced that it entered into a co-development and license agreement (the “License Agreement”) with Chroma Therapeutics Ltd. (“Chroma”). The License Agreement provides the Company with exclusive marketing and co-development rights to Chroma’s drug candidate, tosedostat, in North, Central and South America. The

www.CellTherapeutics.com

Company plans to collaborate with Chroma with respect to a phase III clinical study in the United States and Europe for elderly patients with relapsed or refractory acute myeloid leukemia (the “Privotal Trial”). Pursuant to the terms of the License Agreement, the Company made an upfront payment of $5 million and will make a milestone payment of $5 million when the Pivotal Trial is initiated. The License Agreement also includes customary development-based milestone payments, as well as royalties on net sales in the Company’s territories. In addition, subject to a funding cap of $50 million for the first three years, the Company will be responsible for 75% of development costs and Chroma will be responsible for 25% of development costs. For additional information about the License Agreement, please refer to the Company’s press release disseminated on March 14, 2011.

Corporate Transactions and Assignment of Assets

With respect to the period from March 1, 2011 through March 31, 2011, the Company has no additional information to disclose to the market.

Exchange Listing Matters

With respect to the period from March 1, 2011 through March 31, 2011, the Company has no additional information to disclose to the market.

Update on Outstanding Shares of Common Stock

The number of shares of Common Stock issued and outstanding as of February 28, 2011 and March 31, 2011 was 940,771,275 and 1,004,462,095, respectively.

During the month of March 2011, the following transactions contributed to the change in the number of shares of the Company’s outstanding Common Stock:

•	the conversion of the Company’s Series 11 Convertible Preferred Stock resulting in the issuance of 44,409,496 shares of Common Stock;

•	the issuance of 15,542,908 shares of Common Stock upon exercise of warrants to purchase Common Stock;

•	the issuance of 4,275,000 shares of Common Stock relating to restricted stock awards granted under the Company’s 2007 Equity Incentive Plan, as amended and restated (the “2007 Equity Plan”); and

•	the cancellation of 536,584 shares of Common Stock under the 2007 Equity Plan.

www.CellTherapeutics.com

The Company is not aware of any agreement for the resale of its shares of Common Stock on the Mercato Telematico Azionario (MTA) nor of the modalities by means of which shares of Common Stock were or will be resold.

Information about the capacity of the Company to sustain its financial needs

As disclosed in this press release, the Company had approximately $43.8 million in cash and cash equivalents as of March 31, 2011.

On April 28, 2011, the Company announced that it had entered into an agreement to sell, subject to customary closing conditions, approximately $16.0 million of shares of the Company’s Series 12 Convertible Preferred Stock (the “Series 12 Preferred Stock”) and warrants to purchase up to 18,253,714 shares of Common Stock (the “Warrants”) in a registered offering (the “April Offering”) to three institutional investors (the “Investors”). Each share of Series 12 Preferred Stock was convertible at the option of the holder, at any time during its existence, into approximately 2,857 shares of Common Stock at a conversion price of $0.35 per share of Common Stock, for a total of 45,634,286 shares of Common Stock. As of April 28, 2011, the Investors had elected to convert all of the shares of the Series 12 Preferred Stock into a total of 45,634,286 shares of Common Stock. The Warrants have an exercise price of $0.40 per warrant share, are exercisable immediately and expire five years and one day from the date of issuance. The April Offering is expected to close on May 2, 2011. For further information about the April Offering, please refer to the press release disseminated on April 28, 2011.

About Cell Therapeutics, Inc.

Headquartered in Seattle, the Company is a biopharmaceutical company committed to developing an integrated portfolio of oncology products aimed at making cancer more treatable. For additional information, please visit www.CellTherapeutics.com. This press release includes forward-looking statements that involve a number of risks and uncertainties, the outcome of which could materially and/or adversely affect actual future results and the trading price of the Company’s securities. Specifically, the risks and uncertainties that could affect the Company include risks associated with preclinical and clinical developments in the biopharmaceutical industry in general, and with pixantrone in particular, including, without limitation, the potential failure of pixantrone to prove safe and effective for the treatment of relapsed or refractory aggressive non-Hodgkin’s lymphoma, relapsed or refractory diffuse large B-cell lymphoma and/or other tumors (whether alone or in combination with rituximab) as determined by the FDA and/or European Medicines Agency (the “EMA”), that if the Company conducts an additional clinical trial, it may not demonstrate the safety and effectiveness of pixantrone, the potential failure of tosedostat to prove safe and effective for the treatment of AML, multiple myeloma, blood-related cancers and solid tumors as determined by the FDA and/or the EMA, that the FDA may not accept the proposed clinical trial design of tosedostat (including a pivotal study targeting AML in the U.S. and Europe) and/or may request additional trials, that clinical trials may not demonstrate the safety and effectiveness of tosedostat, that the Company cannot predict or guarantee the pace or geography of enrollment of its clinical trials or the total number of patients enrolled, that the EMA may not approve the Company’s marketing authorization application for pixantrone after review, that the Company may not regain compliance with the NASDAQ Stock Market LLC’s minimum bid price rule by May 2, 2011, that the Company cannot predict the outcome of the formal dispute resolution process with the FDA, that the Company’s appeal of the FDA’s decision regarding the Company’s NDA may not be successful, that the FDA may not make its decision on the appeal during the second quarter of 2011, the Company’s ability to sustain its current cost controls, and the Company’s ability to continue to raise capital as needed to fund its operations, competitive factors, technological developments, and costs of developing, producing and selling pixantrone. Further risks and uncertainties include that the Company continues to have a substantial amount of debt outstanding and the quarterly interest expense associated with the debt is significant, the Company’s operating expenses continue to exceed its net revenues, that the Company may not be able to further reduce its operating expenses, that the Company will continue to need to raise capital to fund its operating expenses and may not be able to raise sufficient amounts to fund its continued operation, and that the information presented herein with respect to the Company’s convertible notes and non-convertible preferred stock may differ materially from the information presented by the Company with respect to its convertible notes and non-convertible preferred stock prepared in accordance with U.S. GAAP in its periodic reports on Form 10-K and Form 10-Q, as well as other risks listed or described from time to time in the Company’s most recent filings with the U.S. Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K. Except as required by law, the Company does not intend to update any of the statements in this press release upon further developments.

###

www.CellTherapeutics.com

Media Contact:

Cell Therapeutics, Inc.

Dan Eramian

T: 206.272.4343

C: 206.854.1200

E: deramian@ctiseattle.com

www.CellTherapeutics.com/press_room

Investors Contact:

Cell Therapeutics, Inc.

Ed Bell

T: 206.272.4345

F: 206.272.4434

Lindsey Jesch Logan

T : 206.272.4347

F : 206.272.4434

E: invest@ctiseattle.com

www.CellTherapeutics.com/investors

www.CellTherapeutics.com